Exhibit 99.1

July 28, 2015

Twitter Reports Second Quarter 2015 Results

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for the quarter ended June 30, 2015.

•

Q2 revenue of $502 million, up 61% year-over-year, and above the previously forecast range of $470 million to $485 million. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased 68%

•	Q2 GAAP net loss of $137 million and non-GAAP net income of $49 million
•	Q2 GAAP EPS of ($0.21) and non-GAAP diluted EPS of $0.07
•	Q2 adjusted EBITDA of $120 million, up 122% year-over-year, and above the previously forecast range of $97 million to $102 million, representing an adjusted EBITDA margin of 24%

“Our Q2 results show good progress in monetization, but we are not satisfied with our growth in audience,” said Jack Dorsey, interim CEO of Twitter.  “In order to realize Twitter’s full potential, we must improve in three key areas: ensure more disciplined execution, simplify our service to deliver Twitter's value faster, and better communicate that value.”

.

Second Quarter 2015 Financial Summary

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP Results
Revenue	$502,383	$312,166	$938,322	$562,658
Net loss	$(136,663)	$(144,642)	$(299,105)	$(277,004)
Diluted net loss per share	$(0.21)	$(0.24)	$(0.46)	$(0.47)
Non-GAAP Results
Adjusted EBITDA	$120,188	$54,131	$224,241	$91,080
Non-GAAP net income	$48,518	$14,596	$95,026	$14,779
Non-GAAP diluted net income per share	$0.07	$0.02	$0.14	$0.02

For additional information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2015 Operational and Product Highlights

Monthly Active Users – Average Monthly Active Users (MAUs) were 316 million for the second quarter, up 15% year-over-year, and compared to 308 million in the previous quarter. The vast majority of MAUs added in the quarter on a sequential basis came from SMS Fast Followers. Excluding SMS Fast Followers, MAUs were 304 million for the second quarter, up 12% year-over-year, and compared to 302 million in the previous quarter. Mobile MAUs represented approximately 80% of total MAUs.

Consumer Products – Twitter launched a new autoplay feature for native videos, Vines and GIFs, as well as Periscope live video streaming on Android.

Advertising Products –Twitter launched objective-based campaigns, reports and pricing to all advertisers globally in order to drive higher ROI.  Twitter also introduced installed application category targeting, a new feature that enables app advertisers to reach mobile users based on the categories of apps they have installed on their device. Twitter also rolled out Audience Insights, a tool that provides advertisers with aggregate information such as user demographics, interests, and purchasing behavior so they can better understand their key audiences.

Partnerships – Twitter announced a partnership with Google’s DoubleClick platform to improve advertising performance measurement and attribution for Twitter direct response marketers. As part of the partnership, Twitter will also make its inventory available through the DoubleClick Bid Manager platform. Twitter also launched its Official Partner Program, a new initiative combining industry-leading product and service partners that help businesses achieve better results on Twitter and beyond.

Developers – Twitter’s mobile developer conference, Flock, continued its world tour with events in Asia Pacific and Latin America. In addition, Twitter announced a standalone Digits kit and introduced open sourcing for both Fabric and Digits kits on Android.

Acquired Companies – Twitter acquired TellApart, a leading marketing technology company providing retailers and e-commerce advertisers with unique cross-device retargeting capabilities through dynamic product ads and email marketing, and Whetlab, a startup focused on machine learning and artificial intelligence.

Second Quarter 2015 Financial Highlights

Revenue – Revenue for the second quarter of 2015 totaled $502 million, an increase of 61% compared to $312 million in the same period in 2014. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased 68%.

•	Advertising revenue totaled $452 million, an increase of 63% year-over-year. Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased 71%.
•	Mobile advertising revenue was 88% of total advertising revenue.
•	Data licensing and other revenue totaled $50 million, an increase of 44% year-over-year.
•	US revenue totaled $321 million, an increase of 53% year-over-year.
•	International revenue totaled $181 million, an increase of 78% year-over-year.

Net loss – GAAP net loss was $137 million for the second quarter of 2015 compared to $145 million in the same period in 2014. GAAP net loss for the second quarter of 2015 included $175 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $120 million for the second quarter of 2015, an increase of 122% compared to $54 million in the same period in 2014.

Non-GAAP net income – Non-GAAP net income was $49 million for the second quarter of 2015 compared to $15 million in the same period in 2014.

EPS – Basic and diluted GAAP EPS was ($0.21) for the second quarter of 2015 compared to ($0.24) in the same period in 2014.

Non-GAAP diluted EPS – Non-GAAP diluted EPS was $0.07 for the second quarter of 2015 compared to $0.02 in the same period in 2014.

Capital expenditures – Purchases of property and equipment for the second quarter of 2015 were $93 million. Additionally, $6 million of equipment purchases were financed through capital leases during the second quarter of 2015.

Cash, cash equivalents and marketable securities – As of June 30, 2015, cash, cash equivalents, and marketable securities were approximately $3.6 billion, compared to $3.6 billion as of March 31, 2015.

Outlook

Twitter’s outlook for the third quarter of 2015 is as follows:

•	Revenue is projected to be in the range of $545 million to $560 million.
•	Adjusted EBITDA is projected to be in the range of $110 million to $115 million.
•

Stock-based compensation expense is projected to be in the range of $190 million to $200 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s outlook for the full year of 2015 is as follows:

•	Revenue is projected to be in the range of $2.20 billion to $2.27 billion.
•	Adjusted EBITDA is projected to be in the range of $520 million to $540 million.
•	Capital expenditures are projected to be in the range of $450 million to $550 million.
•

Stock-based compensation expense is projected to be in the range of $750 million to $790 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Note that Twitter’s outlook for the third quarter and full year of 2015 reflects foreign exchange rates as of July 15, 2015.

Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, July 28, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, Twitter’s financial results and supplemental slides will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@jack, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to consume, create, distribute and discover content, Twitter enables any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, on a variety of mobile devices, and via SMS. Available in more than 35 languages, Twitter has 316 million monthly active users. For more information, visit about.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter's strategies and business plans, Twitter's expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the third quarter and full year 2015. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not continue to grow; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP diluted EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions and the income tax effects related to acquisitions. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Twitter translated revenue and advertising revenue for the quarter and six months ended June 30, 2015 using the prior year's monthly exchange rates for its settlement currencies other than the U.S. dollar, which Twitter believes is a useful metric that facilitates comparison to its historical performance. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses, net and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:
Dave Rivinus

ir@twitter.com

Press:
Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$883,307	$1,510,724
Short-term investments	2,677,263	2,111,154
Accounts receivable, net	475,204	418,454
Prepaid expenses and other current assets	234,653	215,521
Total current assets	4,270,427	4,255,853
Property and equipment, net	651,017	557,019
Intangible assets	156,352	105,011
Goodwill	1,102,193	622,570
Other assets	50,345	42,629
Total assets	$6,230,334	$5,583,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$51,614	$53,241
Accrued and other current liabilities	274,621	228,233
Capital leases, short-term	98,606	112,320
Total current liabilities	424,841	393,794
Convertible notes	1,414,896	1,376,020
Capital leases, long-term	83,381	118,950
Deferred and other long-term tax liabilities, net	31,768	24,706
Other long-term liabilities	44,264	43,209
Total liabilities	1,999,150	1,956,679
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	6,135,566	5,208,870
Accumulated other comprehensive loss	(32,834)	(10,024)
Accumulated deficit	(1,871,551)	(1,572,446)
Total stockholders’ equity	4,231,184	3,626,403
Total liabilities and stockholders’ equity	$6,230,334	$5,583,082

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$502,383	$312,166	$938,322	$562,658
Costs and expenses
Cost of revenue	167,623	100,027	311,098	185,530
Research and development	198,907	177,095	388,653	326,486
Sales and marketing	201,948	140,261	385,505	246,496
General and administrative	64,909	44,694	130,686	83,428
Total costs and expenses	633,387	462,077	1,215,942	841,940
Loss from operations	(131,004)	(149,911)	(277,620)	(279,282)
Interest expense	(24,437)	(2,654)	(48,756)	(5,756)
Other income (expense), net	(695)	2,324	8,430	3,657
Loss before income taxes	(156,136)	(150,241)	(317,946)	(281,381)
Benefit from income taxes	(19,473)	(5,599)	(18,841)	(4,377)
Net loss	$(136,663)	$(144,642)	$(299,105)	$(277,004)
Net loss per share:
Basic and diluted	$(0.21)	$(0.24)	$(0.46)	$(0.47)
Weighted-average shares used to compute net loss per share:
Basic and diluted	655,721	595,607	648,143	587,760

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(136,663)	$(144,642)	$(299,105)	$(277,004)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,049	45,631	143,913	85,582
Stock-based compensation expense	175,143	158,411	357,948	284,780
Amortization of discount on convertible notes	17,006	—	33,644	—
Provision for bad debt	553	658	3,345	1,436
Deferred income tax benefit	(22,364)	(7,747)	(24,306)	(7,737)
Other non-cash adjustments	1,214	(1,589)	(5,197)	666
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(39,785)	(46,074)	(43,944)	(37,213)
Prepaid expenses and other assets	(5,221)	13,186	(7,861)	(17,229)
Accounts payable	(9,723)	1,710	(11,437)	1,407
Accrued and other liabilities	33,770	62,153	35,160	89,692
Net cash provided by operating activities	89,979	81,697	182,160	124,380
Cash flows from investing activities
Purchases of property and equipment	(92,605)	(44,457)	(160,340)	(94,077)
Purchases of marketable securities	(1,505,704)	(568,264)	(2,235,497)	(1,039,014)
Proceeds from maturities of marketable securities	629,732	532,593	1,342,137	1,009,926
Proceeds from sales of marketable securities	156,630	—	335,261	168,138
Changes in restricted cash	(435)	422	(3,797)	(11,716)
Business combinations, net of cash acquired	2,627	(132,496)	(26,300)	(132,496)
Purchases of cost method investments and others	(5,000)	(400)	(7,000)	(400)
Net cash provided by investing activities	(814,755)	(212,602)	(755,536)	(99,639)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(306)	(1,028)	(6,480)	(16,168)
Repayments of capital lease obligations	(29,388)	(21,365)	(62,934)	(42,886)
Proceeds from exercise of stock options	3,213	14,557	6,962	15,907
Proceeds from issuances of common stock under employee stock purchase plan	21,600	21,224	21,600	21,224
Other financing activities	—	—	—	(1,162)
Net cash provided by (used in) financing activities	(4,881)	13,388	(40,852)	(23,085)
Net increase (decrease) in cash and cash equivalents	(729,657)	(117,517)	(614,228)	1,656
Foreign exchange effect on cash and cash equivalents	5,559	1,738	(13,189)	2,310
Cash and cash equivalents at beginning of period	1,607,405	960,755	1,510,724	841,010
Cash and cash equivalents at end of period	$883,307	$844,976	$883,307	$844,976
Supplemental disclosures of non-cash investing and financing activities
Common stock issued in connection with acquisitions	$458,859	$51,846	$516,538	$51,846
Equipment purchases under capital leases	$5,723	$30,782	$10,544	$47,739
Changes in accrued equipment purchases	$(3,273)	$32,546	$9,087	$43,597

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP net income and net income per share:
Net loss	$(136,663)	$(144,642)	$(299,105)	$(277,004)
Stock-based compensation expense	175,143	158,411	357,948	284,780
Amortization of acquired intangible assets	13,965	8,099	24,760	14,275
Non-cash interest expense related to convertible notes	17,006	—	33,644	—
Non-cash expense related to acquisitions	926	—	926	—
Income tax effects related to acquisitions	(21,859)	(7,272)	(23,147)	(7,272)
Non-GAAP net income	$48,518	$14,596	$95,026	$14,779
GAAP diluted shares	655,721	595,607	648,143	587,760
Dilutive equity awards (1)	40,147	78,936	43,636	95,362
Non-GAAP diluted shares	695,868	674,543	691,779	683,122
Non-GAAP diluted net income per share	$0.07	$0.02	$0.14	$0.02
Adjusted EBITDA:
Net loss	$(136,663)	$(144,642)	$(299,105)	$(277,004)
Stock-based compensation expense	175,143	158,411	357,948	284,780
Depreciation and amortization expense	76,049	45,631	143,913	85,582
Interest and other expense, net	25,132	330	40,326	2,099
Benefit from income taxes	(19,473)	(5,599)	(18,841)	(4,377)
Adjusted EBITDA	$120,188	$54,131	$224,241	$91,080
Stock-based compensation expense by function:
Cost of revenue	$10,486	$13,869	$23,372	$23,700
Research and development	103,121	92,493	206,157	170,811
Sales and marketing	39,607	37,547	82,265	65,348
General and administrative	21,929	14,502	46,154	24,921
Total stock-based compensation expense	$175,143	$158,411	$357,948	$284,780
Amortization of acquired intangible assets by function:
Cost of revenue	$10,345	$5,754	$18,546	$9,894
Research and development	64	140	128	280
Sales and marketing	3,556	2,205	6,086	4,101
General and administrative	—	—	—	—
Total amortization of acquired intangible assets	$13,965	$8,099	$24,760	$14,275

(1)

Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue and advertising revenue excluding foreign exchange effect:
Revenue	$502	$312	$938	$563
Foreign exchange effect on 2015 revenue using 2014 rates	23		38
Revenue excluding foreign exchange effect	$525		$976
Revenue year-over-year change percent	61%		67%
Revenue excluding foreign exchange effect year-over-year change percent	68%		74%

Advertising revenue	$452	$277	$840	$503
Foreign exchange effect on 2015 advertising revenue using 2014 rates	23		38
Advertising revenue excluding foreign exchange effect	$475		$878
Advertising revenue year-over-year change percent	63%		67%
Advertising revenue excluding foreign exchange effect year-over-year change percent	71%		75%